UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

RS LEGACY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed, on February 5, 2015, RadioShack Corporation (the “Company”) and its direct and indirect domestic subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On June 22, 2015, the Company filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Amendment”), to change its name from RadioShack Corporation to RS Legacy Corporation. The Amendment was adopted in accordance with Section 303 of the General Corporation Law of the State of Delaware and under an order by the Bankruptcy Court in the Chapter 11 Cases. The Company filed the Amendment with the Secretary of State of the State of Delaware, and the Amendment became effective on June 22, 2015.

The change of corporate name was effected to satisfy one of the Company’s obligations under the previously disclosed Purchase Agreement, dated May 15, 2015, between the Company, other sellers party thereto and General Wireless Operations Inc. relating to the sale of the Company’s brand name and customer data.

A copy of the Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation dated June 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RS Legacy Corporation
(Registrant)

Date: June 24, 2015	/s/ Robert C. Donohoo
Robert C. Donohoo
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation dated June 22, 2015